UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 31, 2025
(Date of earliest event reported)
LABCORP HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	99-2588107
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street
Burlington	,	North Carolina	27215
(Address of principal executive offices)			(Zip Code)
(Registrant’s telephone number including area code) 336-229-1127
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.10 par value	LH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 31, 2025, Labcorp Holdings Inc. (the “Company”) amended its receivables purchase agreement (as amended, the “Receivables Purchase Agreement”) by entering into the First Amendment to the Receivables Purchase Agreement (the “RPA Amendment”), among Labcorp Receivables LLC (“Labcorp Receivables”), Laboratory Corporation of America Holdings, PNC Bank, National Association, as administrative agent and the other parties party thereto and acknowledged and agreed by the Company. Pursuant to the RPA Amendment, among other things, (i) the facility limit was increased from $300 million to $700 million, (ii) The Toronto-Dominion Bank was joined to the Receivables Purchase Agreement as a committed purchaser with a scheduled commitment termination date of January 30, 2026 (for the avoidance of doubt, no change was made to the scheduled commitment termination date of August 23, 2027 for all other committed purchasers) and (iii) MUFG Bank Ltd. and certain of its related conduit purchasers (the “Related MUFG Conduit Purchasers”) were joined to the Receivables Purchase Agreement as purchasers and the loans or investments of such Related MUFG Conduit Purchasers may accrue interest at a rate equal to the CP Rate (as defined in the Receivables Purchase Agreement) plus an applicable margin (for the avoidance of doubt, no change was made to the interest rate of all other purchasers which is equal to a daily SOFR rate or term SOFR rate plus 0.10% SOFR adjustment or a base rate, in each case, plus an applicable margin ).
Labcorp Receivables is a separate legal entity with its own separate creditors who will be entitled to access Labcorp Receivables assets before the assets become available to the Company. Accordingly, Labcorp Receivables assets are not available to pay creditors of the Company or any of its subsidiaries (other than Labcorp Receivables), although collections from the receivables in excess of amounts required to repay the Purchasers and other creditors of Labcorp Receivables may be remitted to the Company.
The foregoing descriptions of the RPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the RPA Amendment, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
Exhibit	Exhibit Name
Exhibit 10.1	First Amendment to Receivables Purchase Agreement dated as of January 31, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABCORP HOLDINGS INC.
Registrant

Date: January 31, 2025	By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Executive Vice President, Chief Legal Officer and Corporate Secretary